Exhibit 10.21

                           THIRD AMENDMENT
                               TO THE
               HANNAFORD SAVINGS AND INVESTMENT PLAN

     The Hannaford Savings and Investment Plan was last amended and restated effective generally January 1, 1998. A Proposed First Amendment was submitted to the Internal Revenue Service on September 15, 1999, and a Second Amendment was adopted effective January 1, 2000. The Plan is hereby further amended in the following respects:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

     2. Section 2.63 is amended by adding a new paragraph at the end thereof to read as follows:

          "In the case of a Participant whose employment with an Employer is terminated by reason of the sale of a store in the Southeast Division, in connection with the merger of Hannaford Bros. Co. and Delhaize America, Inc., the term 'Year of Vesting Service' shall mean for the 2000 Plan Year that such Participant is credited with at least the applicable number of Hours of Service. For purposes of the preceding sentence, the applicable number for an hourly Participant shall be the product of 870 and a fraction, the numerator of which is the number of days in the Plan Year as of the effective date of the merger (or closing date of the sale of the store, if earlier) and the denominator of which is 365; and the applicable number for a salaried or salaried nonexempt Participant shall be the product of 1000 and such fraction."

     3. Section 9.3 is amended by adding a new paragraph at the end thereof to read as follows:

          "Notwithstanding the foregoing provisions of this Section to the contrary, each Participant who is an Employee of Hannaford HomeRuns on the closing date of the sale of Hannaford HomeRuns shall have a fully vested and nonforfeitable right to his or her Account."

     4. Part 2 of this Amendment shall be effective as of the effective date of the merger of Hannaford Bros. Co. and Delhaize America, Inc. Part 3 of this Amendment shall be effective as of the closing date of the sale of Hannaford HomeRuns.